EXHIBIT (10)(i)72


                                       July 3, 2001
                                       Power Marketing
                                       Central Hudson Gas & Electric Corporation
                                       284 South Avenue
                                       Poughkeepsie, New York 12601



Mr. Andrew Grams
Dynegy Marketing and Trade
1000 Louisiana, Suite 5800
Houston, Texas 77002

Dear Drew:

       As we discussed Central Hudson and Dynegy have agreed, as of July 1, 2001, to settle the TPA as a Contract for Differences based on the NYISO, Zone G, Day Ahead Market prices.

       This will allow both Central Hudson and Dynegy to explore the merits of a financial settlement for the TPA. Prices for this settlement will be based on those previously agreed to in The Transitional Power Agreement. If for any reason either party, Dynegy or Central Hudson, wishes to end this temporary agreement and return to a physical delivery such a change will be effective the first day of the next month. Notification of returning to a physical transaction would be made two working days prior to the start of the month.

       Should you have any questions or concerns, please feel free to contact me.

                                               Yours truly,


                                                  /s/ JAMES VALLEAU
                                               ---------------------------------
                                               James Valleau
                                               Director of Power Marketing